SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934, as amended

Filed by the registrant    [X]

Filed by a party other than the registrant    [    ]

Check the appropriate box:

Preliminary Proxy Statement    [    ]

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)    [    ]

Definitive Proxy Statement    [X]

Definitive Additional Materials    [    ]

Soliciting Material Pursuant to §§ 240.14a-12    [    ]

1-800-FLOWERS.COM, Inc.
______________________________________________________________________
(Name of Registrant as Specified in Its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[    ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[     ]    Fee paid previously with preliminary materials.

[     ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

1-800-FLOWERS.COM, INC.

One Old Country Road
Carle Place, New York  11514

Notice of Annual Meeting of Stockholders

December 8, 2014

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Monday, December 8, 2014 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)           To elect three Directors to serve until the 2017 Annual Meeting or until their respective successors shall have been duly elected and qualified; and

(2)           To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2015;

(3)           Advisory vote on executive compensation; and

(4)           To transact such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on October 13, 2014 will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, your proxy vote is important.    To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  If you received a copy of the proxy materials by mail, you may sign, date and mail the proxy card in the envelope provided.  Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Gerard M. Gallagher
                       Gerard M. Gallagher
                       Corporate Secretary
Carle Place, New York
October 27, 2014

YOUR VOTE IS EXTREMELY IMPORTANT.  YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE.  ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.

PROXY STATEMENT

October 27, 2014

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 13, 2014 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Monday, December 8, 2014 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you may not receive a printed copy of the proxy materials other than as described below.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders.  This delivery method is referred to as “householding” and can result in significant cost savings.  To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.  We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.  If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy.  All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the named nominees as Directors of the Company, “FOR” the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending June 28, 2015 and “FOR” the approval of the executive compensation and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters which may properly come before the Annual Meeting.  Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy.  In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available on www.proxyvote.com concurrently herewith to stockholders.

The mailing address of the principal executive office of the Company is One Old Country Road, Suite 500, Carle Place, New York 11514.  It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 27, 2014.  The proxy statement and form of proxy relating to the 2014 Annual Meeting is first being made available to stockholders on or about October 27, 2014.
.

VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval.  At the Annual Meeting, each stockholder of record at the close of business on October 13, 2014 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 13, 2014 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting.  On October 13, 2014, 27,108,745 shares of Class A Common Stock and 36,845,465 shares of Class B Common Stock were outstanding.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

METHODS OF VOTING

Stockholders can vote in person at the Annual Meeting or by proxy.  There are three ways to vote by proxy:

• By Telephone -- You can vote by telephone by calling 1.800.690.6903

• By Internet -- You can vote over the Internet at  www.proxyvote.com by following the instructions on the proxy card; or

• By Mail -- If you received your proxy materials by mail, you can voteby mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on December 7, 2014.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting “FOR” the election of the nominees named below as Class III Directors of the Company to serve until the 2017 Annual Meeting or until their successors are duly elected and qualified.  If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees.  The Board of Directors does not currently anticipate that either of the nominees will be unable to be a candidate for election.

Pursuant to the Company’s Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified.  The Board of Directors currently consists of nine members, three of whom are Class III Directors and each of whose term expires at the Annual Meeting.  The Class III Directors are Messrs. James F. McCann, Christopher G. McCann and Larry Zarin.  Each of such Class III Directors is a nominee for election.  The Class I Directors are Ms. Geralyn R. Breig and Messrs. Lawrence Calcano and James A. Cannavino, whose terms expire at the 2015 Annual Meeting.  The Class II Directors are Messrs. Eugene DeMark, Leonard Elmore and Sean Hegarty, whose terms expire at the 2016 Annual Meeting.  At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following their election or until a successor has been duly elected and qualified.  The Company’s Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

The affirmative vote of a plurality of the Company’s outstanding common stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.

Information Regarding Nominees for Election as Directors (Class III Directors)

The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

Christopher G. McCann, age 53, has been the Company’s President since September 2000 and prior to that had served as the Company’s Senior Vice President and was the President of the Consumer Floral Brand from July, 2010 until October 2013.  Mr. McCann has been a Director of the Company since inception.  Mr. McCann is a member of the Board of Trustees of Marist College and the Advisory Board of Likeable Media. He is the Vice Chairman of the Board of Directors of IGHL.    Christopher G. McCann is the brother of James F. McCann, the Company’s Chairman of the Board and Chief Executive Officer.

Due to Mr. C. McCann’s various positions within the Company over the course of 20+ years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision.  In addition, his prior service on other public company boards of directors provide the Board with valuable board-level experience.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 63, is the founder of the Company and has served as the Company’s Chairman of the Board and Chief Executive Officer since inception.  Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area.  Mr. McCann is the non-executive Chairman of the Board of Directors of Willis Holdings Group and serves as a member of its Nominating and Corporate Governance Committee.  Mr. McCann is also a member of the Board of Directors of The Scotts Miracle Gro Company.  James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

As the Company’s Chairman of the Board and Chief Executive Officer since inception Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges.  Mr. J. McCann’s current and prior service on other public company boards of directors and their  committees provide the Board with valuable board-level experience.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Larry Zarin, age 60, has been a director of the Company since March 2009.  Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 25 company whose goal is to make the use of prescription drugs safer and more affordable, until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including, the $29.1 billion acquisition of Medco.  Mr. Zarin was responsible for corporate communications and marketing and is a frequent speaker at industry conferences and events.  Before joining Express Scripts, Mr. Zarin headed a St. Louis consulting firm.  Mr. Zarin is also a Director of several not-for-profit organizations.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts.  He also has experience overseeing and integrating merger and acquisition transactions at an executive level.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the Class III directors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. J.McCANN, C. McCANN AND ZARIN AS CLASS III DIRECTORS TO SERVE IN SUCH CAPACITY UNTIL THE 2017 ANNUAL MEETING.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

Geralyn R. Breig, age 52, has been a Director of the Company since January 2012.  Ms. Breig has served as President of Clarks, Americas Region, a division of the global, privately held footwear company C & J Clark Ltd. headquartered in England since March 2014. Prior to Clarks she worked for Avon Products Inc. where she served as Senior Vice President and President of Avon North America and General Manager of Avon USA from 2008 to 2011.  Prior to that, she was Senior Vice President & Brand President of Avon’s Global Marketing Business Unit from 2005-2008.  Ms. Breig held several executive positions at the Campbell Soup Company from 1995 to 2005. She began her career in brand management for the Beauty Care Division at The Procter & Gamble Company and from 1986 to 1995, she held several managerial positions at Kraft Foods, Inc.  Ms. Breig is currently a Director of Welch Foods Inc. since 2012 where she is a member of the Audit and Nominating and Governance committees.  Ms. Breig also sits on the Board of Trustees of the Villa Maria School in Stamford, CT (a not-for-profit organization).  She was a director of the Avon Foundation from 2008 until 2011 and served as a director and executive committee member for the Personal Care Products Council from 2008 to 2011.

Ms. Breig’s career has focused on brand and product management at the management and executive level.  She provides the Board with a brand management strategy, executive management experience and operational insights.  We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Lawrence Calcano, age 51, has been a Director of the Company since December 2006. Since January 2014, Mr. Calcano is one of the managing partners of iCapital Network where he is responsible for the investor network and business development.  Previously he was the Founder of i1 Biometrics, Inc., an information and technology company focused on the Sports and Military markets devoted to developing protection and performance products, and was its Chief Executive Officer from inception in July 2012 until its relocation to Seattle in October 2013.  Mr. Calcano was the Chairman of Bite Tech, Inc. from January 2012 until July 2012 and was Chief Executive Officer from January 2010 until July 2012. Mr. Calcano was the founder and Chief Executive Officer of Calcano Capital Advisors, Inc., an advisory and investment firm focusing on the broad technology industry, established in June 2007 until January 2010. From 1990 to June 2007, Mr. Calcano was employed by Goldman, Sachs & Co, most recently serving as the co-head of the firm’s Global Technology Banking Group from 2002 until June 2007 and as the Co-COO of that group from 1997 to 2002.  Mr. Calcano was previously a Director of the Company from July 1999 to December 2003.

Mr. Calcano’s knowledge of the technology industry and investment and transactional experience across all of the sub-sectors of technology, including software, the internet, communications equipment, service and semiconductors, having worked on many transactions within all of these sectors provides the Board with valuable knowledge and insight in the areas of e-commerce and technology as well as operational experience gained in his executive level positions at Goldman, Sachs & Co.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James Cannavino, age 70, has been a Director of the Company since June 2007.  Mr. Cannavino served as Chairman of the Board of Direct Insite from 2000 through 2011 and was Chief Executive Officer from December 2002 until May 2011.  He continues to serve as a director.  Direct Insite is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes.  From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC.  Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of Cybersafe, Inc., a company specializing in network security.  Prior to Cybersafe, Mr. Cannavino was hired as President and Chief Operating Officer of Perot Systems Corporation;  he was elected to serve as Chief Executive Officer through July 1997.  Mr. Cannavino retired from IBM in 1995, a career that spanned 30 years, where he was Senior Vice President for Strategy and Business Development.   Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children and is the immediate past Chairman of The International Center for Missing and Exploited Children.  He is a past chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on that board.

Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Eugene DeMark, age 67, has been a Director of the Company since January 2012.  Mr. DeMark worked for KPMG LLP, a global professional services firm, from June 1969 until his retirement in October 2009.  He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement.  During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner of the firm’s Long Island office.  While on special assignment at KPMG he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting and developed KPMG’s first study guide on SEC reporting.  Since his retirement, Mr. DeMark has been an independent consultant.  Mr. DeMark has served on the Board of Directors of BankUnited, Florida’s largest independent bank, since 2010 and is the chair of the Audit and Risk Committee.  He also serves on the Governance and Compensation committees of the Bank’s Board and is the Lead Director.  He is a Certified Public Accountant in the State of New York.

As a result of Mr. DeMark’s professional experience and 40 year career with one of the leading professional services firm, he provides the Board with financial expertise, experience in risk management and executive managerial experience.  Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 62, has been a Director of the Company since October 2002.  Mr. Elmore has been a NCAA commentator for CBS Sports and ESPN for over 25 years.  Mr. Elmore was the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA from May 2010 until October 2011 and served as a Board Member from its inception in April 2009 until May 2010.  Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009.  Prior to his employment with Dreier LLP in September, 2008, Mr. Elmore served as Senior Counsel with Dewey & LeBoeuf from October 2004 until March 2008. Prior thereto, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003.  Mr. Elmore has served on the Board of Directors of Lee Enterprises, Inc. since February 2007 and is currently a member of their Audit Committee.  Mr. Elmore continues to fulfill his commitment to public service as a Commissioner on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore’s career has spanned many different sectors from the diverse public service sectors to law firm experience.  He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Sean Hegarty, age 57, has been a Director of the Company since January 2014.  Mr. Hegarty worked for Forbes Family Holdings, Inc. and its subsidiary, Forbes Media LLC from 1987 until 2011.  Mr. Hegarty joined Forbes as the director of taxes, became the vice president of finance in 1998 and in 2003 he became the Executive Vice President and Chief Financial Officer until he left the company in 2011.  Currently, Mr. Hegarty is the managing partner of his own financial and tax planning consulting firm, Hegarty & Company.  Mr. Hegarty began his career in 1979 with Ernst & Young LLP.

As a result of Mr. Hegarty’s professional experience, he provides the Board with financial expertise, experience in risk management and executive managerial experience.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

Mr. J. McCann serves as both our Chairman of the Board and our Chief Executive Officer.  The Board has no policy that requires the combination or separation of the roles of Chairman and Chief Executive Officer.  At this time, the Board believes that Mr. J. McCann is the director best suited to serve as Chairman of the Board.  As the founder of the Company, he is most familiar with the Company’s business and industry.  He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations.  The Board believes that Mr. J. McCann’s dual role allows for a unified leadership and direction for the Board and the Company’s executive management team.  In addition, his service on other public company boards of directors and their committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks.  The Audit Committee assists the Board in the oversight of the risk management process.  In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market.  The NASDAQ independence definition includes a series of objective tests.  For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company.  In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management.  In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the “Commission”) for members of audit committees.  The Board does not have a formal policy with respect to diversity.  The Board and Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s shareholders.

The table below provides current membership and meeting information for each of the Board committees for Fiscal 2014.

Current Membership:

Directors	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Secondary Compensation Committee
James F. McCann							X
Christopher G. McCann
Geralyn R. Breig			X		X
Lawrence Calcano	X				X
James Cannavino			X	*
Eugene F. DeMark	X	*
Leonard J. Elmore					X	*
Sean Hegarty	X
Larry Zarin			X
Total Meetings in Fiscal 2014	5		3		1		3
___________________
*	Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls.  The Company’s Board of Directors adopted a written charter for the Audit Committee in January 2000, as amended in August 2003, which outlines the responsibilities of the Audit Committee.  A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules.  The Audit Committee also includes at least one member, Eugene DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with Commission rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules.  Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Executive Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program under which annual incentive compensation may be awarded.  In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan (“2003 Plan”) under which option grants, stock appreciation rights, restricted awards, performance awards and equity awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries.  See “Named Executive Officer Compensation—Compensation Discussion and Analysis—Sharing Success Program and Long-Term Incentive Equity Awards.”  The Board of Directors has authorized a Secondary Committee of the Compensation Committee (the “Secondary Committee”), which consists of Mr. James F. McCann, to also review awards for all of the Company’s employees, other than its Executive Officers.  The Compensation Committee also makes recommendations to the Board of Directors regarding Directors’ compensation.  The Company’s Board of Directors adopted a written charter for the Compensation Committee in June 2003, as amended in June 2013, which outlines the responsibilities of the Compensation Committee.  All of the members of the Company’s compensation committee are independent directors and have never been employees of the Company.  A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowers.com under the Investor Relations section of the website.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election.   The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including Stockholders, and may employ third-party search firms.  The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee.  A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2014.

Communication with Board of Directors

The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications.  Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at One Old Country Road, Suite 500, Carle Place, NY 11514, Attention:  Gerard M. Gallagher, and should specify the intended recipient or recipients.  All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review.  Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

During Fiscal 2014, the Board of Directors held four meetings and acted by unanimous written consent on four occasions.  During Fiscal 2014, all incumbent Directors attended at least 75 % of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. We expect Messrs. J. McCann and C. McCann, and no other directors, to attend the Annual Meeting; Messrs. J. McCann, C. McCann  and DeMark, and no other directors, attended last year’s Annual Meeting of the Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission.  Executive Officers, Directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements applicable to our Executive Officers, Directors and greater than 10% stockholders have been satisfied for Fiscal 2013 except that Arnie Leap inadvertently filed a late Form 3 and Mark Nance inadvertently filed a late Form 4.

Compensation of Directors

In fiscal 2014, which ended on June 29, 2014, non-employee members of the Company's Board of Directors received the following compensation:

*
Annual retainer of $30,000 payable in quarterly installments on each of the Board of Director's four regularly scheduled Board meetings during the calendar year following the Annual Meeting of Shareholders (the "Shareholders Meeting") held in the prior year. (Prior to December 13, 2013, an annual retainer of $30,000 was paid to each non-employee Director on the date of the Shareholders Meeting.)

*
An additional fee to the Chairpersons of the Board's Committees for their services, payable quarterly on each of the four regularly scheduled Board meetings during the calendar year following the Shareholders Meeting:

(a) Audit Committee Chairman - $20,000 (prior to December 13, 2013, the Audit Committee Chairman's fee was $10,000),
(b) Compensation Committee Chairman - $10,000 (prior to December 13, 2013, the Compensation Committee Chairman's fee was $5,000) and
(c) Nominating and Corporate Governance Committee Chairman - $7,500 (prior to December 13, 2013, the Nominating and Corporate Governance Committee Chairman's fee was $5,000).
*
On the date of the Shareholders Meeting, each non-employee Director receives shares of the Company's Class A Common Stock equal to a value of $20,000. The actual number of shares is determined by the closing price of the shares on the date of the Shareholders Meeting (the "Grant Date"). These shares fully vest on the first anniversary of the Grant Date.

*
Any Director joining the Board, or becoming a Chairperson of one of the above Committees, in a given year following the Shareholders Meeting receives a pro-rata share of the compensation provided for above.

*	Board members are reimbursed for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended June 29, 2014:

							Value and
			Fees				Nonqualified
	Annual	Committee	Earned			Non-Equity	Deferred
	Cash	Chairman	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Retainer	Fees	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)

Geralyn R. Breig	30,000	-	30,000	20,000	-	-	-	-	50,000
Lawrence Calcano	30,000	-	30,000	20,000	-	-	-	-	50,000
James A. Cannavino	30,000	7,500	37,500	20,000	-	-	-	-	57,500
Eugene F. DeMark (4)	30,000	10,000	40,000	20,000	-	-	-	-	60,000
Leonard J. Elmore	30,000	6,250	36,250	20,000	-	-	-	-	56,250
Sean Hegarty (5)	30,000		30,000	18,333	-	-	-	-	48,333
Larry Zarin	30,000	-	30,000	20,000	-	-	-	-	50,000

(1)	Total Fees Earned or Paid in Cash combines the amounts in the two preceding columns.

(2)
Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation." The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a director’s account. These award fair values have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2014.

On the date of each Annual Meeting, each Independent Director receives shares of the Company's Class A Common Stock equal to a value of $20,000. The actual number of shares is determined by the closing price of the shares on the date of the Annual Meeting (the “Grant Date”). These shares fully vest on the first anniversary of the Grant Date.  Shares granted on or after December 13, 2013 fully vest on the first anniversary of the Grant Date, whereas shares granted prior to December 13, 2013 vest ratably over 3 years from the Grant Date.

Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as Executive Officers of the Company, is contained under the section titled "Executive Compensation and Other Information - Summary Compensation Table."

(3)	No stock options were granted in fiscal 2014.

(4)	Mr. DeMark was appointed Audit Committee Chairman on December 13, 2013.

(5)	Mr. Hegarty was appointed to the Board of Directors on January 15, 2014.

As of June 29, 2014, each non-employee director of the Company held the following aggregate number of option awards and unvested stock awards:

	Unvested	Option
	Stock	Awards
	Awards	Outstanding
Name	(#)	(#)
Geralyn R. Breig	10,465	-
Lawrence Calcano	10,897	40,000
James Cannavino	10,897	30,000
Eugene R. DeMark	10,465	-
Leonard J. Elmore	10,897	53,234
Sean Hegarty	3,616	-
Larry Zarin	10,897	10,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 13, 2014:

Name	Age	Position with the Company
James F. McCann	63	Chairman of the Board and Chief Executive Officer
Christopher G. McCann	53	Director and President, 1-800-Flowers.com, Inc.
William E. Shea	55	Senior Vice President, Chief Financial Officer
Gerard M. Gallagher	61	General Counsel, Senior Vice President, Corporate Secretary
Arnie Leap	46	Senior Vice President and Chief Information Officer
David Taiclet .	51	President, Gourmet Food & Gift Baskets
Thomas Hartnett	51	President, Consumer Floral
Mark L. Nance	64	President, BloomNet

Information Concerning Executive Officers Who Are Not Directors

William E. Shea has been our Senior Vice President and Chief Financial Officer since September 2000.  Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996.  From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Gerard M. Gallagher has been our General Counsel, Senior Vice President and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception.  Mr. Gallagher is the founder and a managing partner in the law firm of Gallagher, Walker, Bianco and Plastaras, LLP based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993.  Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

Arnie Leap has been the Company’s Chief Information Officer since November 2013.  Mr. Leap served as the Executive Vice President and Chief Technology Officer for Direct Insite Corp. from November 2000 until joining the Company.   Mr. Leap served in various positions with Direct Insite, including the Executive Vice President Channel Sales and Executive Vice President Sales and Marketing.  Mr. Leap's background includes senior management positions with over 20 years experience in the technology sector.

David Taiclet has been our President of Gourmet Food & Gift Baskets since June 2009.  Mr. Taiclet served as Chief Executive Officer of Fannie May Confections Brands, Inc. from May 2006 to June 2009.  Prior thereto and commencing in 1995, Mr. Taiclet was a co-Founder of a business that ultimately became known as Fannie May Confections Brands, Inc. (formerly Alpine Confections, Inc), a multi-branded and multi-channel retailer, manufacturer, and distributor of confectionery and specialty food products.  From May 1991 to January 1995, Mr. Taiclet served in a variety of management positions with Cargill, Inc., including in the Strategy and Business Development Group.  Cargill, Inc. is an international marketer, processor and distributor of food, financial and industrial products.  Mr. Taiclet also served four years of active duty in the U.S. Army, attaining the rank of Captain.

Thomas Hartnett has been the Company’s President of Consumer Floral since October 2013.  Previously, he was the Company's SVP and CFO of the Consumer Floral Brand since April 2010. Mr. Hartnett had previously served as the Company's SVP and COO of the Consumer Floral Brand from June 2006 through April 2010. Prior to this role, Mr. Hartnett was Senior Vice President of Retail and Fulfillment from September 2000. Before holding these positions, Mr. Hartnett held various positions within the Company since joining in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and Vice President of Strategic Development.  Prior to joining the Company, Mr. Hartnett was a certified public accountant with Ernst & Young LLP.

Mark L. Nance has been President of BloomNet since August 2006.  Before holding his current position, Mr. Nance was a Senior Vice President, Sales and Marketing for BloomNet after joining us in December 2004.  Before joining us, Mr. Nance was an Executive Vice President and General Manager with Teleflora, LLC from November 2000 until June 2004 and held various senior level positions at American Floral Services, Inc. from 1983 to 2000.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Named Executive Officers, which consist of our Chief Executive Officer, our Chief Financial Officer and the three next most highly compensated Executive Officers of the Company, as determined under the rules of the Commission (collectively, the “NEO’s”).

The Compensation Committee believes that the compensation programs for its NEO’s, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders.  In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success.  The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEO’s, as well as its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company.  It is the Compensation Committee’s philosophy that a significant portion of each NEO’s and Executive Officer’s compensation should be contingent upon the Company’s financial performance.  The Company also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals.  Accordingly, the compensation package for each NEO and Executive Officer is comprised of three elements:  (i) base salary; (ii) annual incentives and (iii) long-term incentive equity awards.

Guiding Principles:

•	Growth - To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

•	Teamwork - To encourage executives to work together effectively and efficiently so that company goals can be fully realized.

•	Innovation - To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

•	Market competitiveness - To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified executive talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies.  In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs.  The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer and President regarding the compensation of their direct reports, who include the other NEO’s.

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance.  The elements of our executive compensation program are detailed below, together with the principal factors which the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package.  In general, for each compensation element, these factors include:  the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance.  The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation.  We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.

Base Salary.  The Compensation Committee views base salary as the assured element of compensation that permits income predictability.  Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm.  However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive.  Incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm.  In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salaries for Messrs. J. McCann and C. McCann are primarily prescribed in their employment agreements (see below for description of the employment agreements in the “Narrative Disclosure to Summary Compensation Table—Grants of Plan-Based Awards—Employment Agreements”).  Annual base salary increases for the NEO’s and other Executive Officers are determined on the basis of the employment agreements (for Messrs. J. McCann, C. McCann), as well as the following factors:  the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year.  The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate.  Increases for Fiscal 2014 for Messrs. J. McCann, C. McCann, Shea, Gallagher and Taiclet were 0%, 3.0%, 4.0%, 2.0% and 2.0%, respectively.

Annual Incentive Award.  Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers.  The annual incentive award for the NEO’s is based upon the Company’s financial performance and, in the case of Messrs. C. McCann and Taiclet, also includes brand specific financial performance.  This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEO’s.  Annual incentive programs for Executive Officers support the following company objectives:

•	Communication of important goals through performance targets that are aligned with business strategies.

•	Motivation for the entire management team to work together toward a common set of goals.

•	Reward executives on the basis of results achieved.

•	Deliver annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

•	Deliver a competitive level of compensation that is fully competitive with industry practice.

NEO’s are eligible to receive annual incentive awards under the Company’s Sharing Success Program.

Sharing Success Program.  The Sharing Success Program is intended to cover management positions, including the NEO’s.  Each eligible plan participant is assigned a target award (expressed as a percentage of base salary) which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year.  For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year.  EBITDA as used for purposes of the Sharing Success Program is defined as net income before interest, taxes, depreciation, amortization and stock based compensation expense on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year (“Plan EBITDA”).  Modified Free Cash Flow as used for purposes of the Sharing Success Program is defined as Plan EBITDA adjusted for the change in inventory for the fiscal year (“Modified Free Cash Flow”). Brand-specific Plan EBITDA as used for purposes of the Sharing Success Program is defined as EBITDA for the brand less corporate expenses (“Brand-specific Plan EBITDA”).  Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, and Executive, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. Brand performance is measured based on segment contribution margin or Brand-specific Plan EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments.  Brand-specific Modified Free Cash Flow as used for purposes of the Sharing Success Program is defined as Brand-specific Plan EBITDA adjusted for brand-specific inventory for the fiscal year (“Brand-specific Modified Free Cash Flow”).

For Fiscal 2014, in the case of Messrs. J. McCann and Gallagher, the achievement of Company-wide Plan EBITDA was the performance measure selected for their annual incentive awards.  For Mr. Shea, performance measures were the achievement of Company-wide Plan EBITDA and Modified Free Cash Flow.  For Mr. C. McCann, performance measures were the aggregate of: (i) the achievement of brand-specific Plan EBITDA, (ii) brand-specific Modified Free Cash Flow, (iii) the achievement of Company-wide Plan EBITDA and (iv) the achievement of Company-wide Modified Free Cash Flow.  For Mr. Taiclet, performance measures were the aggregate of: (i) the achievement of brand-specific Plan EBITDA, (ii) brand-specific Modified Free Cash Flow and (iii) the achievement of Company-wide Plan EBITDA.  In order for Mr. Taiclet to receive an award related to Company-wide Plan EBITDA, 80% of the brand-specific performance measures must have been achieved.

The following table presents the NEO’s targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2014:

Target		Weighting of Performance Measures
Award			Company-wide		Brand-specific
Name	(% of Salary)	EBITDA	Modified FCF	Subtotal	EBITDA	Modified FCF	Subtotal	Total

James F. McCann	150.0%	100.0%	0.0%	100.0%	n/a	n/a	n/a	100.0%
Chairman of the Board and
Chief Executive Officer

William E. Shea	50.0%	85.0%	15.0%	100.0%	n/a	n/a	n/a	100.0%
Senior Vice President, Treasurer,
and Chief Financial Officer

Christopher G. McCann	100.0%	55.0%	7.5%	62.5%	30.0%	7.5%	37.5%	100.0%
Director and President
1-800-Flowers.com, Inc. and
President, Consumer Floral

Jerry Gallagher	50.0%	100.0%	0.0%	100.0%	n/a	n/a	n/a	100.0%
General Counsel, Senior Vice
President and Corporate Secretary

David Taiclet	50.0%	25.0%	0.0%	25.0%	60.0%	15.0%	75.0%	100.0%
President of Gourmet Foods and
Gift Baskets

When Company-wide and/or brand-specific actual results exceed or fall below performance measures, actual awards are proportionately increased or decreased from the target awards. Participants may earn no Company-wide or brand-specific bonus if the threshold performance measures are not met (defined as achievement of 80% of performance measures, resulting in a 50% pay-out of target award) and no participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 150% of performance measures, resulting in a 200% pay-out of target award), as presented in the table below.  In addition, all participants must be actively employed at the time of payment in order to qualify for the award.

Achievement of	Target
Performance	Award
Measures	Multiple

150%	200%(max)
137.5%	175%
125%	150%
112.5%	125%
100%	100%
90%	75%
80%	50%
Below 80%	0%

For Fiscal 2014, the Company’s performance measures were a function of achieving specified EBITDA and Modified Free Cash Flow targets. For Fiscal 2014, the Company-wide performance measures were as follows:  Company-wide Plan EBITDA of $63.4 mm and Modified Free Cash Flow of $64.8 mm.  Brand-specific measures for Fiscal 2014 for Consumer Floral (which for the purposes of the Sharing Success Program is defined as Consumer Floral, BloomNet and 1-800-Baskets) were as follows:  (i) Plan EBITDA of $78.9 mm  and (ii) Modified  Free Cash Flow of  $75.2 mm.   Brand-specific measures for Fiscal 2014 for Gourmet Food & Gift Baskets were as follows:  (i) Plan EBITDA of $28.8 mm and (ii) Modified  Free Cash Flow of  $30.2 mm.

The following table reflects the relationship of actual performance against the Company’s performance measures.  The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at which an executive may earn 200% of the target award). The weighting of performance measures are applied to the Target Award Multiples to produce the executive’s cash bonus award.

								Calculation of
				Performance/Payout Relationship ($'s in thousands)				Target Award Earned
		Threshold		Target		Maximum		Target
	Performance	Payout	Performance	Payout	Performance	Payout	Actual	Award
Performance Metric	Measures	%	Measures	%	Measures	%	Performance	Multiple

Company-wide Performance
EBITDA Measure	$50,720	50%	$63,400	100%	$95,100	200%	$55,750	69.8%

EBITDA and Modified Free-Cash Flow Measure
EBITDA	$50,720	50%	$63,400	100%	$95,100	200%	$55,750	69.8%
Modified Free Cash Flow	$51,821	50%	$64,776	100%	$97,164	200%	$56,135	66.7%

Brand-specific Performance
Consumer Floral
EBITDA and Modified Free-Cash Flow Measure
EBITDA	$63,099	50%	$78,873	100%	$118,310	200%	$71,823	77.7%
Modified Free Cash Flow	$60,143	50%	$75,178	100%	$112,767	200%	$69,041	83.7%

Gourmet Foods & Gift Baskets
EBITDA and Modified Free-Cash Flow Measure
EBITDA	$23,037	50%	$28,796	100%	$43,194	200%	$25,281	69.5%
Modified Free Cash Flow	$24,141	50%	$30,177	100%	$45,265	200%	$25,203	58.4%

During Fiscal 2014, the Company-wide Actual Award Multiple was 69.8%. The Company-wide Actual Award Multiple for Fiscal 2013, 2012, 2011 and 2010 was 74.8%, 99.3%, 130.9%, and 0% of the target award, respectively. See “Summary Compensation Table - Non-Equity Incentive Plan Compensation” for payout amounts for Fiscal 2014 and Fiscal 2013.

Long-Term Incentive Equity Awards.  In order to structure a long term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee evaluated its long term incentive equity awards.  All award grants are designed to align the interests of each Executive Officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s and NEO’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods.  The Compensation Committee also takes into account the number of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual.  The Compensation Committee has the authority to review extraordinary events that impact on the Company’s performance and may adjust the calculation of an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not exercise such authority in Fiscal 2014.

In Fiscal 2014, the Compensation Committee approved an equity award grant for management level employees with a grant date of November 1, 2013.  This grant intended to align shareholder interest with the long-term growth of the Company, as well as address employee retention concerns. Therefore the shares granted thereunder are: 100% performance based for NEO’s, 25% time-vested and 75% performance based for senior management and 50% time-vested and 50% performance based for all other eligible members of management.   The Fiscal 2014 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $63.4 million in Plan EBITDA and 50% of the performance-based target shares to be earned upon the achievement 85% of Plan EBITDA.  All of the shares, time-vesting and performance-based, which were earned, vest ratably over a three year period from the grant date (See “Summary Compensation Table”).

In Fiscal 2014, the Compensation Committee approved a grant to Mr. C. McCann of 333,000 restricted shares and specified a grant date of October 31, 2014.  Subject to continued employment, the restricted shares will vest ratably over an 8-year period from the grant date. This award was in recognition of Mr. C. McCann’s continued service as both President of the Company and the Consumer Floral brand, as well as the continued improvement in the Consumer Floral brand’s performance results under his leadership (See “Summary Compensation Table”).

In Fiscal 2014, the Compensation Committee approved a special incentive plan for each of Mr. Taiclet and Mr. Hartnett. Under Mr. Taiclet’s plan, he is eligible to earn 125,000 shares if the brand-specific Plan EBITDA for the Gourmet Food & Gift Baskets segment (“GFGB”) exceeds plan by 10% for the fiscal year ending July 3, 2016 and up to 250,000 shares if brand-specific Plan EBITDA for GFGB exceeds plan by 20% for the fiscal year ending July 3, 2016.  These shares, if earned, will vest 60% upon the close of Fiscal 2016 and 20% each year thereafter.  Under Mr. Hartnett’s plan, he is eligible to earn 15,000 shares in each of Fiscal 14, 15 and 16 based upon brand-specific EBITDA targets for the 1-800-Flowers brand e-commerce business in those years.  the 1-800-Flowers brand e-commerce business achieves the plan in each of the three fiscal years, then Mr. Hartnett will earn an additional 15,000 shares for a maximum of 60,000 shares.  The shares for Mr. Hartnett’s plan are 75% performance based and 25% time based and have a 3 year ratable vesting period.

Executive Benefits

The Company’s NEO’s, except for Mr. Gallagher, are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs.  We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEO’s, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During Fiscal 2014, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives.  Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus.  The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500.  The participants are vested in the Company’s contributions based upon years of participation in the Plan.  Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Perquisites

We do not routinely provide any significant perquisites to our NEO’s.  Except for Messrs. J. McCann and C. McCann’s perquisite which is disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2014 did not exceed $10,000.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements.  However, pursuant to the terms of employment agreements and incentive plans, certain NEO’s are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control.  See “Potential Payments upon Termination and Change in Control” below.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer and President work closely with the Senior Vice President of Human Resources to develop compensation programs and policies and make recommendations regarding annual adjustments to the Executive Officers’ salaries and incentive award opportunities (other than their own compensation).

Compensation Deductibility Policy

A federal income tax deduction will generally be available for annual compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers of a public corporation (other than the Chief Financial Officer) only if such compensation is “performance-based” and complies with certain other tax law requirements.  The 2003 Long Term Incentive and Share Award Plan, the Section 16 Executive Officers Bonus Plan and the Sharing Success Plan contain certain provisions which are intended to ensure that any compensation deemed paid in connection with the granting of Awards or bonus compensation will qualify as performance-based compensation. Although our policy is to maximize the deductibility of all executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code when it is in the best interests of the Company to do so.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934.  Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

James Cannavino, Chairman
Geralyn Breig
Larry Zarin

Notwithstanding any Commission filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the Commission except as specifically provided otherwise therein.

Summary Compensation Table

Set forth below is summary compensation information for each person who was: (1) at any time during fiscal 2014 our Chief Executive Officer or Chief Financial Officer, and (2) at June 29, 2014, one of our three other most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards (2)	Awards (3)	Compensation (4)	Earnings	Compensation (5)	Total
Name and Principal Position (1)	Year	($)	($)	($)	($)	($)	($)	($)	($)

James F. McCann	2014	$975,000	$0	$487,500	$0	$1,020,825	$0	$17,068	$2,500,393
Chairman of the Board and	2013	$975,000	$0	$487,500	$0	$729,300	$0	$17,068	$2,208,868
Chief Executive Officer	2012	$975,000	$0	$487,502	$0	$968,175	$0	$15,681	$2,446,358

William E. Shea	2014	$372,728	$0	$254,000	$0	$129,985	$0	$2,500	$759,213
Senior Vice President	2013	$359,314	$0	$180,262	$0	$133,404	$0	$2,500	$675,480
and Chief Financial Officer	2012	$346,175	$0	$175,000	$0	$169,088	$0	$1,750	$692,013

Christopher G. McCann	2014	$717,769	$0	$2,052,140	$0	$526,186	$0	$15,625	$3,311,720
Director and President	2013	$700,000	$0	$1,532,152	$0	$483,656	$0	$13,125	$2,728,933
	2012	$700,000	$0	$350,000	$1,849,000	$543,769	$0	$12,375	$3,455,144

Gerard M. Gallagher	2014	$418,885	$0	$210,129	$0	$146,670	$0	$0	$775,684
Senior Vice President,	2013	$410,018	$0	$207,008	$0	$154,095	$0	$0	$771,121
General Counsel	2012	$398,114	$0	$200,001	$0	$198,609	$0	$0	$796,724
and Corporate Secretary

David Taiclet	2014	$431,541	$0	$216,424	$0	$146,973	$0	$0	$794,938
President,	2013	$422,934	$0	$212,184	$0	$0	$0	$0	$635,117
Gourmet Foods and Gift Baskets	2012	$410,154	$0	$205,997	$0	$127,648	$0	$0	$743,799

(1)	The titles included in this column are as of June 29, 2014.

(2)
This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all time and performance-based shares granted in fiscal years 2014, 2013 and 2012. These award fair values have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2014.

The following amounts represent the grant date fair value of performance-based share awards. Amounts in the "Stock Award" column above reflect the value of performance share awards, assuming the achievement of "Target" performance below.  The "Maximum" value of the performance-based share awards is also presented below for comparative purposes.

	Fiscal 2014 (a)		Fiscal 2013 (b)		Fiscal 2012 (c)
	Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards		Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards		Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards
	Target	Maximum	Target	Maximum	Target	Maximum
James F. McCann	$487,500	$487,500	$243,750	$243,750	$243,751	$243,751
William E. Shea	$254,000	$254,000	$90,131	$90,131	$87,500	$87,500
Gerard M. Gallagher	$210,129	$210,129	$103,504	$103,504	$100,000	$100,000
Christopher G. McCann	$360,500	$360,500	$175,001	$175,001	$175,000	$175,000
David Taiclet	$216,424	$216,424	$106,092	$106,092	$102,999	$102,999

(a)
The Fiscal 2014 performance-based award provided for 100% of targeted shares upon achievement of $63.4 million of Plan EBITDA during Fiscal 2014, and 50% of targeted shares for achievement of 85% of the targeted financial performance.

(b)
The Fiscal 2013 performance-based award provided for 100% of targeted shares upon achievement of $60.1 million of Plan EBITDA during Fiscal 2013, and 50% of targeted shares for achievement of 85% of the targeted financial performance.

(c)
The Fiscal 2012 performance-based award provided for 100% of targeted shares upon achievement of $53.4 million of Plan EBITDA during Fiscal 2012, and 50% of targeted shares for achievement of 85% of the targeted financial performance.

(3)
The amounts in this column represent the aggregate grant date fair value in accordance with FASB ASC Topic 718 of all stock options granted in fiscal 2012. (There were no option awards granted to the Company's NEOs during the fiscal years ended June 29, 2014 and June 30, 2013.)  The fair values for these awards have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2014.

(4)
 Non-Equity Incentive Plan Compensation represents cash bonuses described under "Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Incentive and Sharing Success Program." The annual cash bonuses for performances related to, and recorded as compensation expense during Fiscal 2014, 2013 and 2012 were paid during the first quarter of fiscal years 2015, 2014 and 2013, respectively.  In fiscal 2013, the Gourmet Food & Gift Baskets threshold non-equity incentive plan performance measures were not achieved, and therefore, there was no payout related to Fiscal 2013 performance for Mr. Taiclet.

(5)
Other annual compensation in the form of perquisites and other personal benefits for Mssrs. James McCann and Christopher McCann consist of the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven.  Mssrs. McCanns and Shea also participate in the Company's supplemental retirement plan, which provides for a maximum match of $2,500 per calendar year.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEO’s for the fiscal year ended June 29, 2014.  The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

										All Other	All Other	Exercise or	Grant Date
			Estimated Future Payouts					Estimated Future Payouts		Stock Awards: Number of	Option Awards: Number of	Base Price	Fair Value of Stock
			Compensation Committee	Under Non-Equity Incentive Plan Awards				Under Non-Equity Incentive Plan Awards		Shares of Stock or	Securities Underlying	of Option	and Option
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name		Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

James F. McCann	(2)			$731,250	$1,462,500	$2,925,000
Chairman of the Board and	(3)	11/1/2013	6/27/2013				47,982	95,965	95,965				$487,500
Chief Executive Officer

William E. Shea	(2)			$93,737	$187,473	$374,945
Senior Vice President	(3)	11/1/2013	6/27/2013				25,000	50,000	50,000				$254,000
and Chief Financial Officer

Christopher G. McCann	(2)			$360,500	$721,000	$1,442,000
Director and President	(3)	11/1/2013	6/27/2013				35,482	70,965	70,965				$360,500
	(4)	11/1/2013	10/30/2013							333,000			$1,691,640

Gerard M. Gallagher	(2)			$105,065	$210,129	$420,258
Senior Vice President,	(3)	11/1/2013	6/27/2013				20,682	41,364	41,364				$210,129
General Counsel, and
Corporate Secretary

David Taiclet	(2)			$108,212	$216,423	$432,847
President of	(3)	11/1/2013	6/27/2013				21,302	42,603	42,603				$216,424
Gourmet Foods and Gift Baskets

(1)
The date of grant for each award is established by the Compensation Committee during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is the third business day after the date of the Company's public disclosure of quarterly financial information (the "grant date").

(2)
The amounts in this row represent the threshold, target and maximum payout under the annual incentive award administered through the Company's Sharing Success Program for fiscal year 2014, as approved by the Compensation Committee on June 27, 2013, and as described in the Compensation Discussion and Analysis section. Payout of the annual performance cash incentive was made in September of fiscal year 2015 and is reflected in the Non-Equity Incentive Plan Compensation Column of the fiscal year 2014 Summary Compensation Table above.

(3)
The amounts in this row represents the one-year performance share award threshold, target and maximum payout that could  be earned under the Company's Long-Term Incentive Equity Awards Program as described in the Compensation Discussion and Analysis section. The last column of this row represent the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. The number of shares earned under the fiscal year 2014 performance plan were as follows:

	Performance Share Awards Earned	Vesting Period

James F. McCann	56,044	ratably over 3 years from date of grant
William E. Shea	29,200	ratably over 3 years from date of grant
Gerard M. Gallagher	24,157	ratably over 3 years from date of grant
Christopher G. McCann	41,444	ratably over 3 years from date of grant
David Taiclet	24,880	ratably over 3 years from date of grant

(4)
The amounts in this row represent the time-based award to Mr. C. McCann, as described in the Compensation Discussion and Analysis section, of 333,000 shares of restricted stock.  Subject to continued employment, the restricted shares will vest ratably over an 8-year period.  This award is in recognition of Mr. C. McCann’s continued service to the Company, as well as, the continued improvement in the Company's performance. The last column of this row represents the grant date fair value of the restricted stock awarded on November 1, 2013, which vest ratably over 8 years from date of grant, computed in accordance with FASB ASC 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Mr. James F. McCann’s employment agreement became effective as of July 1, 1999.  The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. J. McCann provides at least 180 days notice that such term will not be further extended.  Under the terms of the employment agreement, Mr. J. McCann is entitled to a minimum annual salary of $1,000,000, with annual 10% increases during the term.  However, the Compensation Committee had recommended that Mr. J. McCann receive, and Mr. J. McCann accepted, a base salary of $975,000 for Fiscal 2014 in order to enable the Company to comply with Section 162(m) of the IRS Code of 1986 (“Section 162(m)”), as amended, which was enacted into law in 1993 and he has waived his 10% increase for Fiscal 2015.  Mr. J. McCann is eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

Mr. Christopher G. McCann’s employment agreement became effective as of July 1, 1999.  The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. C. McCann provides at least 180 days notice that such term will not be further extended.  Under the terms of the employment agreement, Mr. C. McCann is entitled to a minimum annual salary of $250,000, with annual 10% increases during the term.  Mr. C. McCann’s annual salary for Fiscal 2014 was $721,000.  Mr. C. McCann has waived his 10% increase for Fiscal 2015.  Mr. C. McCann is eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

Under their employment agreements, Messrs. J. McCann and C. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause.  Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at June 29, 2014 granted to each of the Company’s Named Executive Officers.

The following table sets forth summary information regarding the outstanding equity awards at June 29, 2014 granted to each of the Company's Named Executive Officers.

	Option Awards					Stock Awards
										Equity Incentive
									Equity Incentive	Plan Awards:
									Plan Awards:	Market or
									Number of	Payout
						Number of		Market Value	Unearned	Value of
	Number of	Number of				Shares or		of Shares or	Shares, Units	Unearned
	Securities	Securities				Units of		Units of	or Other	Shares, Units
	Underlying	Underlying		Option		Stock That		Stock That	Rights That	or Other Rights
	Unexercised	Unexercised		Exercise	Option	Have Not		Have Not	Have Not	That Have
	Options (#)	Options (#)		Price	Expiration	Vested		Vested (1)	Vested	Not Vested (1)
Name	Exercisable	Unexercisable		($/Option)	Date	(#)		($)	(#)	($)
	Stock Options					Restricted Stock			Performance Awards

James F. McCann						56,044	(2)	$321,693
Chairman of the Board and						45,774	(3)	$262,743
Chief Executive Officer						30,407	(4)	$174,536
						30,893	(5)	$177,326
						30,474	(6)	$174,921
	224,109	-		$3.11	5/5/2016
	50,000	-		$6.52	10/13/2015
	50,000	-		$8.45	12/2/2014

William E. Shea						29,200	(2)	$167,608
Senior Vice President						16,926	(3)	$97,155
and Chief Financial Officer						11,244	(4)	$64,541
						11,090	(5)	$63,657
						10,939	(6)	$62,790
	85,599	-		$3.11	5/5/2016
	25,000	-		$6.52	10/13/2015
	25,000	-		$8.45	12/2/2014

Gerard M. Gallagher						24,157	(2)	$138,661
Senior Vice President,						19,437	(3)	$111,568
General Counsel						12,912	(4)	$74,115
and Corporate Secretary						12,674	(5)	$72,749
						12,502	(6)	$71,761
	80,034	-		$3.11	5/5/2016
	25,000	-		$6.52	10/13/2015
	25,000	-		$8.45	12/2/2014

Christopher G. McCann						333,000	(7)	$1,911,420
Director and President						41,444	(2)	$237,889
.						291,375	(8)	$1,672,493
						32,864	(3)	$188,639
						21,831	(4)	$125,310
						22,180	(5)	$127,313
						21,878	(6)	$125,580
	250,000	750,000	(9)	$2.63	11/1/2021
						187,500	(10)	$1,076,250
	375,000	625,000	(11)	$1.79	10/26/2020
	372,429	-		$3.11	5/5/2016
	300,000	-		$6.52	10/13/2015
	37,500	-		$8.45	12/2/2014

David Taiclet						24,880	(2)	$142,811
President,						19,923	(3)	$114,358
Gourmet Foods and Gift Baskets						13,234	(4)	$75,963
						13,054	(5)	$74,930
						12,877	(6)	$73,914
	56,729	-		$3.11	5/5/2016
	50,000	-		$7.13	5/1/2016

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $5.74 on June 29, 2014.

(2)
Amounts shown represent performance shares that were earned in Fiscal 2014 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the Fiscal 2014.  The Fiscal 2014 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $63.1 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 85% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted shares vest at a rate of one-third at the completion of each year of service following the November 1, 2013 grant date.

(3)
Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the October 30, 2012 grant date.

(4)
Amounts shown represent performance shares that were earned in Fiscal 2013 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the Fiscal 2013.  The Fiscal 2013 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $60.1 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 85% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted shares vest at a rate of one-third at the completion of each year of service following the October 30, 2012 grant date.

(5)
Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the November 1, 2011 grant date.

(6)
Amounts shown represent performance shares that were earned in Fiscal 2012 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the Fiscal 2012.  The Fiscal 2012 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $53.4 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 85% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted shares vest at a rate of one-third at the completion of each year of service following the November 1, 2011 grant date.

(7)	Restricted shares vest ratably over the 8 years of service following the November 1, 2013 grant date. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

(8)	Restricted shares vest ratably over the 8 years of service following the October 30, 2012 grant date. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

(9)	Options become exercisable ratably over the 8 years of service following November 1, 2011 grant date. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

(10)
Amounts shown represent the number of additional performance shares that were earned by Mr. Christopher McCann in Fiscal 2011 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during Fiscal 2011.  The award provided for 100% of targeted shares upon achievement of $41.8 million of Plan EBITDA for the 9 month period of October 2010 to July 3, 2011, and 50% of targeted shares for achievement of $37.0 million of targeted financial performance, with ratable increments over 50% based upon the actual Plan EBITDA performance.  (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted share awards vest ratably over the eight years of service following October 26, 2010 grant date.

(11)	Options become exercisable ratably over the 8 years of service following October 26, 2010 grant date.

Option Exercises and Stock

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company's Named Executive Officers during fiscal 2014, which ended on June 29, 2014.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
James F. McCann Chairman of the Board and Chief Executive Officer	—	—	190,242	509,828
William E. Shea Senior Vice President and Chief Financial Officer	—	—	66,374	185,149
Christopher G. McCann Director and President	—	—	215,708	582,479
David Taiclet President, Gourmet Foods and Gift Baskets	—	—	77,533	212,004
Gerard M. Gallagher General Counsel, Senior Vice President and Corporate Secretary	—	—	79,755	217,945
(1)
The value realized on exercise equals the difference between the option exercise price and the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

Equity Compensation Plan Information

The following table displays certain information regarding our equity compensation plans at June 29, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,339,790	$3.80	7,437,979

Equity compensation plans not approved by security holders	0	$0.00	0

Total	4,339,790	$3.80	7,437,979

Pension Benefits

The Company does not maintain any defined benefit plans.

Nonqualified Deferred Compensation

During Fiscal 2014, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives.  Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus.  The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500.  Participating employees are vested in the Company’s contributions based upon years of participation in the Plan.  Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings	Withdrawals/	at Last
	in Last FY	in Last FY (1)	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)

James F. McCann	$243,750	$2,500	$194,796	$0	$1,475,461
Chairman of the Board and
Chief Executive Officer

William E. Shea	$20,773	$2,500	$5,318	$0	$44,476
Senior Vice President and
Chief Financial Officer

Christopher G. McCann	$11,647	$2,500	$691	$0	$14,838
Director and President

(1) Contributions made by the Company are reported as NEO compensation in the Summary Compensation Table.

Potential Payments upon Termination and Change in Control

The Company does not have a formalized severance policy. In accordance with the Company’s 2003 Long Term Incentive and Share Award Plan (the “Plan”)  in the event of a Change of Control, as defined in the Plan, all outstanding Awards pursuant to which a Participant may have rights the exercise of which is restricted or limited,  shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares  subject to the Award  will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in Potential Payments Upon Termination and Change in Control, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination or a change in control.  Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination or a change in control for Messrs. James McCann and Christopher McCann were calculated and presented in accordance with the provisions of their respective employment agreements. For Fiscal 2014, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEO’s under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a June 29, 2014 termination date and using the closing price of the Company’s Class A common stock on June 29, 2014 ($5.74).  Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards which were earned as of June 29, 2014.  The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company.

	James F. McCann
		Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement)	or Good Cause

Lump sum cash severance payment (1)	$7,375,000	$7,375,000	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	1,111,218	0	0
Continuing health and welfare benefits for five years (4)	73,444	73,444	0
Total	$8,559,662	$7,448,444	$0

	William E. Shea
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (5)	$259,579	$259,579	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	455,750	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$715,329	$259,579	$0

	Christopher G. McCann
		Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement	or Good Cause

Lump sum cash severance payment (6)	$4,105,000	$4,105,000	$0
Intrinsic value of accelerated unvested stock options (2)	4,801,250	0	0
Accelerated vesting of restricted shares (3)	5,464,893	0	0
Continuing health and welfare benefits for five years (4)	110,168	110,168	0
Total	$14,481,311	$4,215,168	$0

	Gerard M. Gallagher
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (7)	$0	$0	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	468,855	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$468,855	$0	$0

David Taiclet
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (8)	$133,184	$133,184	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	481,976	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$615,160	$133,184	$0

(1)
Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract.  As of June 29, 2014, Mr. McCann's base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(2)
The intrinsic value of accelerated unvested stock options was calculated using the closing price of the Company's Class A Common Stock on June 29, 2014 ($5.49). The intrinsic value is the aggregate spread between $5.49 and the exercise prices of the accelerated options, if less than $5.49.

(3)
The value of accelerated unvested restricted shares was calculated using the closing price of the Company's Class A Common Stock on June 29, 2014 ($5.49).  Refer to the column titled "Market Value of Shares or Units of Stock that Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table.

(4)
Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years. The amounts for medical and dental insurance coverage are based on rates charged to the Company's employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2014, adjusted by a 7.5% inflation factor, compounded annually.

(5)
Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 29, 2014, Mr. Shea's base salary was $375,000.

(6)
Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $500,000, plus the base salary payable to him for the then remaining duration of the term of his contract.  As of June 29, 2014, Mr. McCann's base salary was $721,000, and his employment agreement provided for a remaining term of five years.

(7)
Mr. Gallagher is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras LLP. Compensation for Mr. Gallagher's services are paid to the law firm. There is no contractual relationship between the Company and the law firm, and as such, no severance would be due upon termination for any reason.

(8)
Mr. Taiclet does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Taiclet was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 29, 2014, Mr. Taiclet's base salary was $433,000.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

Employment Agreements

The employment agreements of James F. McCann and Christopher G. McCann provide for certain payments in the event of termination of employment (and in the case of Christopher G. McCann, terminations following a change in control of the Company).

James F. McCann

Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement) within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term.  Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date.  As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause.  He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement), within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term.  The Good Reason definition includes a Change of Control (as defined in the employment agreement) of the Company, so long as Mr. McCann’s resignation occurs no later than one year following a Change of Control.  Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date.  As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause.  He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

2003 Long Term Incentive and Share Award Plan

The 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009, provides that unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 13, 2014, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group.  Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities.  Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, NY 11514.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 13, 2014, but excludes shares of Common Stock underlying options held by any other person.  Percentage of beneficial ownership is based on 27,108,748 shares of Class A Common Stock (excluding unvested restricted shares) and 36,845,465 shares of Class B Common Stock outstanding as of October 13, 2014.

    Shares                                                                    % of Shares
                Beneficially Owned                                                      Beneficially Owned
           A Shares        B Shares                                                 A Shares        B Shares

Name
5% Stockholders:

Raging Capital Master Fund, Ltd. (1)                                         4,248,780                      -                                                       15.7%                     -
Eagle Boston Investment Management (2)                               3,210,820                      -                                                       11.8%                     -
Dimensional Fund Advisors LP (3)                                            1,535,426                      -                                                         5.7%                     -
GAMCO Asset Management Inc. (4)                                        1,388,704                      -                                                         5.1%                     -

Directors, not including CEO and President:

Geralyn R. Breig (5)                                                                              6,870                      -                                                               *                      -
Lawrence Calcano (6)                                                                         62,395                     -                                                          0.2%                     -
James Cannavino (7)                                                                        109,425                     -                                                          0.4%                     -
Sean Hegarty (8)                                                                                   3,616                     -                                                               *                       -
Eugene DeMark (9)                                                                              6,870                      -                                                              *                        -
Leonard J. Elmore (10)                                                                        52,234                      -                                                             *                        -
Larry Zarin (11)                                                                                    27,395                      -                                                             *                        -

Named Executive Officers:
James F. McCann (12)                                                                        511,687     33,810,974                                                       1.9%               91.8%
William E. Shea (13)                                                                            295,202                      -                                                       1.1%                        -
Christopher G. McCann (14)                                                           2,761,249       2,850,640                                                     10.2%            7.7%
Gerard M. Gallagher (15)                                                                    352,723                       -                                                       1.3%                       -
David Taiclet (16)                                                                                459,753                       -                                                       1.7%                       -

Directors and Executive Officers as
    a Group (12 persons) (17)                                                            5,080,915      34,661,614                                                       17.1%              94.1%
_________________________
*	Indicates less than 0.1%.

(1)
This information is based on the Schedule 13G Amendment No. 1 filed with the SEC on July 10, 2014 by Raging Capital Master Fund, Ltd. (“Raging Master”), Raging Capital Management, LLC (“Raging Capital”) and William C. Martin for shares held on June 30, 2014.  According to the Schedule 13G, Raging Capital is the Investment Manager of Raging Master, William C. Martin is the Chairman, Chief Investment Officer, and Managing Member of Raging Capital and, by virtue of these relationships, each of Raging Capital and William C. Martin may be deemed to beneficially own the shares of our common stock directly owned by Raging Master. The address of each of Raging Capital and William C. Martin is Ten Princeton Avenue, PO Box 228, Rocky Hill, New Jersey 08553.  The address of Raging Master is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana By, Grand Cayman KY 1-9007, Cayman Islands.

(2)
This information is based on the Schedule 13G Amendment  No. 10 filed with the SEC by Eagle Boston Investment Management on January 14, 2014 for shares held on December 31, 2013.  The address of Eagle Boston Investment Management is 4 Liberty Square, Boston, MA 02109.

(3)
This information is based on the Schedule 13G Amendment No. 1 filed by Dimensional Fund Advisors LP with the SEC on February 10, 2014 for shares held on December 31, 2013.  According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 (“Advisors Act”), furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trust and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities  of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported in the Schedule 13G are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.  In addition, the Schedule 13G provides that the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.  The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
This information is based on the Schedule 13D filed with the SEC by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”) and Mario J. Gabelli on October 4, 2012 for shares held on October 3, 2012.  According to the Schedule 13D, (i) Gabelli Funds has sole voting and dispositive power with respect to 270,000 shares of our common stock, (ii) GAMCO has sole voting and dispositive power with respect to 609,900 shares of our common stock and (iii) Teton has sole voting and dispositive power with respect to 508,804 shares of our common stock.  GGCP makes investments for its own account and is the manager and a member of the controlling shareholder of GBL.  GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below.  GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act.  Gabelli Funds, a wholly owned subsidiary of GBL and a limited liability company, is an investment adviser registered under the Advisers Act which provides advisory services for registered investment companies.  Teton is an investment adviser registered under the Advisers Act which provides discretionary advisory services to registered investment companies.  Mario Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL and the controlling shareholder of Teton Advisors.  The reporting persons do not admit that they constitute a group.  The address of the reporting persons other than GGCP is One Corporate Center, Rye, New York 10580.  The address for GGCP is 140 Greenwich Avenue, Greenwich, Connecticut  06830.

(5)	Ms. Breig’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(6)
Includes 40,000 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.  Mr. Calcano’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(7)
Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.  Mr. Cannavino’s address is 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(8)	Mr. Hegarty’s address is 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(9)	Mr. DeMark’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(10)
Includes 53,234 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.  Mr. Elmore’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(11)
Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.  Mr. Zarin’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(12)
Includes (a)  324,109 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options, (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. J. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership, (c) 66,871 shares of Class A Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. J. McCann is a Director and the President; and (d) 9,714,144 shares of Class B Common Stock held by three Grantor Retained Annuity Trusts of which Mr. J. McCann is the Trustee.  Excludes shares of Class A Common Stock that may be acquired upon the conversion of Mr. J. McCann’s Class B Common Stock into Class A Common Stock.  The Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis and is entitled to 10 votes for each share.

(13)	Includes 135,599 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.

(14)
Includes (a) 1,584,929 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. C. McCann is a general partner and exercises control, (c) 66,871 shares of Class A Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. C. McCann is a Director and Treasurer, (d) 150,000 shares of Class A Common Stock which he holds jointly with his wife, (e) 110 shares of Class A Common Stock for which he is the custodian of the shares for his son and (f) 389,841 shares of Class A Common Stock held by a Grantor Retained Annuity Trusts of which Mr. C. McCann is the Trustee.  Excludes shares of Class A Common Stock that may be acquired upon the conversion of Mr. C. McCann’s Class B Common Stock into Class A Common Stock.  The Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis and is entitled to 10 votes for each share.

(15)	Includes 130,034 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.

(16)	Includes 106,729 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.

(17)	Includes 2,468,028 shares of Class A Common stock that may be acquired within 60 days of October 13, 2014 through the exercise of stock options.

Certain Business Relationships with Directors and Officers

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company's legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Officers, as well as a questionnaire that Directors and Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company's proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions that occurred during Fiscal 2014 in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

For Fiscal 2014, Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher G. McCann, was employed as a Senior Vice President of Product Development.  Ms. Mulligan’s compensation was unanimously approved by the Independent Directors of the Board.  Ms. Mulligan’s base salary for Fiscal 2014 was $256,918.  Ms. Mulligan received a bonus under the Company’s annual incentive plan (“Sharing Success Program”) of $58,365 for Fiscal 2014.

 Gerard M. Gallagher, our General Counsel, Senior Vice President and Corporate Secretary, is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras, LLP based in Mineola, New York.  Compensation for Mr. Gallagher’s services are paid to the law firm.  The Company, with the approval of the Board, also pays the law firm fees for services rendered by other members of the firm on the Company’s behalf.

The section titled “Summary Compensation Table” sets forth the compensation paid in Fiscal 2014 by the Company to the firm for services provided by Mr. Gallagher.  For legal services provided by the other members of the firm the Company paid $475,393.00 in fees and $27,281.82 in disbursements.  The Company believes that collectively these fees and disbursements are fair and reasonable.

David Taiclet, our President of Gourmet Food & Gift Baskets business segment, together with his wife, has a less than 10 % beneficial ownership interest in OLB, LLC (“OLB”), which entity leases 18 retail locations to Fannie May Confections, Inc.  In Fiscal 2014, the lease payments to OLB totaled $1,223,598.00.  Mr. Taiclet's interest predates the Company’s 2006 acquisition of Fannie May Confections Brands, Inc., were disclosed to the Company prior to the closing of that acquisition and such ongoing relationships were approved by the Board of Directors.

October 27, 2014

To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls.  We also evaluate the performance and independence of the Company’s independent registered public accounting firm.  We operate under a written charter that both the Board and we have approved.  A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.  In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that Eugene DeMark is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control.  The Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.  The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company's internal control over financial reporting as well as management's assessment thereof.  Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm.  At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year.  In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee.  For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence.  Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended June 29, 2014 with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  We also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board No. 16.  We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms' communications with the Audit Committee concerning independence, and discussed with BDO their independence.  This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014, for filing with the Securities and Exchange Commission.

Audit Committee
Eugene F. DeMark (Chairman)
Lawrence Calcano
Sean Hegarty

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2015, and the Board is asking stockholders to ratify such selection at the Annual Meeting.  The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors.  In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

We are not required to submit the appointment of BDO for ratification by our stockholders.  However, we are doing so as a matter of good corporate practice.  If the stockholders do not ratify the appointment of BDO, the audit committee may reconsider its decision.  In any case, our audit committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our stockholders.

The affirmative votes of the majority of the company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm.  Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for Fiscal 2015.  A representative of BDO USA, LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

Change in Independent Registered Public Accounting Firm

As reported in the current report on Form 8-K filed on February 25, 2014, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm. As a result of this process, on February 20, 2014, the Company approved the engagement of BDO as the Company’s independent registered public accounting firm.  On that same date, 1-800-Flowers dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately. The Committee approved these changes in the Company’s independent registered public accounting firm on February 20, 2014.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended June 30, 2013 and July 1, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended June 30, 2013 and July 1, 2012, and in the subsequent interim period through February 20, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended June 30, 2013 and July 1, 2012, except that as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2012 ( the “2012 Form 10-K”), management concluded that the Company’s internal control over financial reporting was not effective as of July 1, 2012 as a result of a material weakness in the accounting and disclosure for deferred income taxes; this material weakness was subsequently remediated by the Company. Ernst & Young’s report on the effectiveness of the Company’s internal control over financial reporting as of July 1, 2012, which was included in the 2012 Form 10-K, contained an adverse opinion thereon.

The Committee authorized Ernst & Young to respond fully to the inquiries of BDO concerning the material weakness in the Company’s internal control over financial reporting and any other matters. Ernst & Young furnished the Company with a letter addressed to the United States Securities and Exchange Commission stating that it agrees with the foregoing statements. A copy of Ernst & Young’s letter, dated February 25, 2014, was filed as Exhibit 16.1 to the current report on Form 8-K filed on February 25, 2014.

Fees Paid to Independent Public Accounting Firms

The following table shows the fees that the Company paid or accrued for audit and other services provided by BDO USA, LLP and Ernst & Young, LLP (“E&Y”) for Fiscal 2014 and E&Y for Fiscal 2013, all of which were approved by the Audit Committee.

	2014 (1)	2013 (2)

Audit Fees	$784,468	$635,000
Audit-Related Fees	98,000	213, 189
Tax Fees	0	119,500
All Other Fees	0	0
Total	$882,468	$967,689
(1)
During fiscal year 2014, audit fees accrued or paid to BDO USA, LLP and Ernst & Young LLP amounted to $556,968, and $227,500, respectively. All audit-related fees for fiscal 2014 were paid to Ernst & Young LLP.

(2)	All fees paid or accrued during fiscal 2013 were for audit and other services provided by Ernst & Young LLP.

Audit Fees.  Fees for audit services include fees associated with the annual financial statement audits of 1-800-Flowers.com, Inc., as well as 1-800-Flowers.com, Inc’s audit of internal controls and quarterly SAS 100 reviews of 1-800-Flowers.com Inc.’s quarterly reports on Form 10-Q.

Audit-Related Fees.  Fees for audit-related services were primarily incurred for assurance services related to due diligence completed in connection with the acquisition of a majority interest in iflorist...

Tax Fees.  Fees for tax service include tax compliance, tax advice and tax planning.

All Other Fees.  Consists of other fees not reported in the above categories.

Audit Committee Pre-Approval Policies and Procedures.  The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company's management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in our  proxy statements in accordance with the rules of the Securities and Exchange Commission (commonly known as a “Say on Pay” proposal).

As described under the heading “Executive Compensation and Other Information – Compensation Discussion and Analysis,” our executive compensation program is a comprehensive package designed to motivate our executive officers to achieve our corporate objectives and is intended to be competitive and allow us to attract and retain highly qualified executives.  We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to our performance as well as the individual executive’s performance.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement  which discusses how our executive compensation policies implement our compensation philosophy, and the “Summary Compensation Table” of this Proxy Statement which provides detailed information on the compensation of our named executive officers.  The Compensation Committee and our Board of Directors believe that the policies and procedures set forth in the Compensation Discussion and Analysis section of this Proxy are effective in achieving our compensation objectives.

We are asking our shareholders to indicate their support for our executive compensation as described in this Proxy.  This Say-on-Pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, we are asking our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation table and the other related tables and disclosure.

The Say-on-Pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors.  However, we value the opinion of our shareholders and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the approval of the compensation of the named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above.  If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Shareholders who, in accordance with Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on June 28, 2015.  As the rules of the Commission make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2015Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2014 Annual Meeting date.  As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the Commission’s Rule 14a-8) must be received no earlier than August 10, 2015 and no later than September 9, 2015.  If, however, our 2015 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2014 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the later of the 90th day before the 2015 Annual Meeting or the 10th day following the date on which the 2015 Annual Meeting date is publicly announced.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws.  A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements.  The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the Commission’s requirements for submitting a proposal or nomination.  Notices of intention to present proposals at the 2015 Annual Meeting should be addressed to Corporate Secretary, 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet.  The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals.  All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended June 29, 2014, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission.  Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

By order of the Board of Directors

/s/ James F. McCann

_______________________________________
                       James F. McCann
                       Chairman of the Board and Chief Executive Officer

Carle Place, New York
October 27, 2014

1-800-FLOWERS.COM, INC.
ONE OLD COUNTRY ROAD
CARLE PLACE, NY 11514

 VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:             KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED                DETACH AND RETURN THIS PORTION ONLY

                                             To withhold authority to vote for any
                                             Individual nominee(s), mark “For All Except”
                                             and write the number(s) of the nominees on
                                             the line below.

                                                 __________________________________

FOR    WITHOLD    FOR ALL
ALL        ALL       EXCEPT
           0    0    0

The Board of Directors recommends you vote
FOR the following:

1. Election of Directors
Nominees

01 James F. McCann   02 Christopher G. McCann  03 Larry Zarin

The Board of Directors recommends you vote FOR proposals 2 and 3

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered accounting firm for the fiscal year ending
June 28, 2015 as described in the Proxy Statement.

3. Advisory vote on executive compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

                                                  For     Against     Abstain
                                                0       0        0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are

available at  www.proxyvote.com .
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __

1-800-FLOWERS.COM, INC.
Annual Meeting of Stockholders
December 8, 2014 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Gerard M. Gallagher, Corporate Secretary,  with  full  power  of  substitution,  as  proxy  to  vote  the  shares  of  stock,  in  accordance  with  the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Monday, December 8, 2014 at 9:00 a.m. eastern standard time or any adjournment thereof.

UNLESS  OTHERWISE  SPECIFIED,  THIS  PROXY  WILL  BE  VOTED  "FOR"  THE  ELECTION  OF  THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" RATIFICATION BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 28, 2015, "FOR" THE APPROVAL OF EXECUTIVE COMPENSATION,  AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side